UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

NEW DRAGON ASIA CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee previously paid with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEW DRAGON ASIA CORP.

Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen, PRC 518048

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

Notice is hereby given that on December 19, 2006, we sought and obtained the written consent, in lieu of a meeting of stockholders, of the holder of 64.95% of our outstanding voting stock, approving the terms of an option agreement (the “Agreement”) between the Company and Peter Mak, its Chief Financial Officer whereby the Company shall grant options to purchase up to 6,000,000 shares of our Class A Common Stock, par value $.0001 per share (the “Common Stock”). The terms of the Agreement are described in the attached Information Statement.

You are encouraged to carefully read the Information Statement, including the appendices, for further information regarding these actions. In accordance with Rule 14c-2, the majority stockholder’s approval of the action described herein will be deemed ratified and effective at a date that is at least 20 days after the date the Definitive Information Statement has been mailed or furnished to our stockholders. The Preliminary Information Statement is first being mailed or furnished to stockholders on or about December 26, 2006.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 607.0704 of the Florida Business Corporation Act.

By Order of the Board of Directors

December 22, 2006

INFORMATION STATEMENT

OF

NEW DRAGON ASIA CORP.

Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen, PRC 518048

THIS PRELIMINARY INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
NEW DRAGON ASIA CORP.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Preliminary Information Statement is being mailed or furnished to the stockholders of New Dragon Asia Corp., a Florida corporation (the “Company”), in connection with the authorization of the terms of an option agreement (the “Agreement”) between the Company and Peter Mak, its Chief Financial Officer whereby the Company shall grant options to purchase up to 6,000,000 shares of our Class A Common Stock, par value $.0001 (the “Common Stock”) by the written consent, dated December 19, 2006, of New Dragon Asia Food Ltd. (the “Majority Stockholder”).

The Majority Stockholder held 34,823,954 shares of Common Stock, or approximately 64.95% of the outstanding voting stock, on the date its consent was obtained. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have already been obtained and this Information Statement is being furnished to you for information purposes only as required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Preliminary Information Statement is first being mailed or furnished to the stockholders of the Company on or about December 26, 2006. December 19, 2006 has been fixed as the record date for the determination of stockholders entitled to receive the Information Statement.

ACTIONS BY THE BOARD OF DIRECTORS AND

THE MAJORITY STOCKHOLDER

On December 13, 2006, the Board of Directors of the Company (the “Board of Directors”) by written consent approved the terms of an option agreement between the Company and Peter Mak, its Chief Financial Officer, whereby the Company shall grant options to purchase up to 6,000,000 shares of our Class A Common Stock to Mr. Mak (the “Agreement”). A copy of the consent of the Board of Directors approving the terms of the Agreement is attached hereto as Appendix A.

On December 19, 2006, the Company sought and obtained the Majority Stockholder’s approval of the terms of the Agreement. A copy of the Majority Stockholder’s written consent is attached hereto as Appendix B. The Company’s Chairman, Heng Jing Lu, has sole voting and dispositive power over the shares of Common Stock of the Company held by the Majority Stockholder.

Certain terms of the Agreement approved by the Board of Directors of the Company and the Majority Stockholder are set forth below under the heading “Approval of the Terms of the Agreement.” A copy of the Agreement is attached hereto as Exhibit A.

GENERAL

The Preliminary Information Statement is first being mailed or furnished to stockholders on or about December 26, 2006, and the approval by the Majority Stockholder of the Agreement discussed herein will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement relating thereto, which is expected to be distributed to stockholders on or about January 8, 2007. The Company will pay all costs associated with the distribution of the Definitive Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED - FLORIDA LAW

Florida Business Corporation Act Section (“FS”) 607.0704 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to accomplish the purposes as hereafter described, the Company’s Board of Directors sought, and did in fact obtain, the written consent of the Majority Stockholder, the holder of a majority in interest of the Company’s outstanding voting stock, which voting stock is comprised of the Common Stock.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

As of December 19, 2006, there were 53,612,727 shares of the Common Stock of the Company issued and outstanding. Each holder of the Common Stock is entitled to one vote for each share held by such holder. The Majority Stockholder held an aggregate of 34,823,954 shares of the Class A Common Stock, or 64.95% of the voting stock outstanding, on such date. Holders of the Common Stock have no preemptive rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of December 19, 2006, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known to us to beneficially own five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of December 19, 2006, there were 53,612,727 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
New Dragon Asia Food Ltd. Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048	34,823,954		64.95%
Heng Jing Lu† Chairman	34,823,954(1)		64.95	% (1)
Li Xia Wang† Director and Chief Executive Officer	-0-		*
Ling Wang† Director and Vice President	-0-		*
Zhi Yong Jiang† Director	-0-		*
De Lin Yang† Director	-0-		*
Qi Xue† Director	-0-		*
Feng Ju Chen† Director	-0-		*
Peter Mak† Chief Financial Officer	8,000,000	(2)(3)	1.5%
All Directors and Executive Officers (8 people)	42,823,954		66.45%

* Less than one percent.

† Address of referenced person is c/o New Dragon Asia Corp. Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048.

(1) Represents shares owned by New Dragon Asia Food Ltd. Mr. Heng Jing Lu, our Chairman, is the holder of record and beneficial holder of 100% of the equity interests of New Dragon Asia Food Ltd.

(2) Includes shares underlying immediately exercisable options, which includes options exercisable for up to 2,000,000 shares at an exercise price of $1.60 per share pursuant to an option granted on January 20, 2006.

(3) Includes shares underlying options exercisable for up to 6,000,000 shares at an exercise price of $1.82 per share pursuant to an option granted on December 13, 2006. Any exercise of such options is contingent upon the effectiveness of shareholder consent which shall occur no sooner than 20 days following the distribution of the Definitive Information Statement.

COMPENSATION

The following tables reflects the cash compensation we paid, as well as certain other compensation paid or accrued, during each of our last three fiscal years to the identified persons (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Annual Compensation (1)			Long-term Compensation
					Awards		Long-Term Incentive Plan Payouts ($)	All Other Compensation ($) (2)
		Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)
Li Xia Wang, CEO (2)	2005	20,000	$0		-0-	-		$0
Peter Mak, CFO	2005	180,000	$0		-0-	600,000		$0
Peter Mak, CFO	2004	-0-	$0		-0-	400,000		$0
Heng Jing Lu, CEO	2004	-0-	$0		-0-	-		$0
Heng Jing Lu, CEO (3)	2003	-0-	$0		-0-	-		$0
Xue Jun Song, CEO	2003	-0-	$0		-0-	-		$0

(1) We have concluded that the aggregate amounts of perquisites and other personal benefits paid to the named individuals do not exceed the lesser of $50,000 or 10% of the compensation reported in the table for such individuals.
(2) Ms. Wang assumed the position of Chief Executive Officer on April 1, 2005.
(3) Mr. Lu assumed the position of Chief Executive Officer on December 15, 2003.

OPTION/SAR GRANTS DURING 2005 FISCAL YEAR (INDIVIDUAL GRANTS)

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term		Alternate to (f) And (g): Grant Date Value
					5% ($)(f)	10% ($)(g)	Grant Date Present Value $ (h)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Li Xia Wang, CEO	0	0	0	N/A	-	-	-
Peter Mak, CFO	600,000	100%	$1.20	June 22, 2015	258,000	834,000	-

AGGREGATED OPTION/SAR EXERCISES DURING 2005 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#) Exercisable/Unexercisable		Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($) Exercisable/Unexercisable
			Exercisable	Unexercisable	Exercisable	Unexercisable
Li Xia Wang, CEO	0	-	-	-	-	-
Peter Mak, CFO	0	-	1,000,000	0	290,000	0

Equity Compensation Plan Table

The following table sets forth aggregate information regarding the Company’s equity compensation plan approved on January 20, 2006.

Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Li Xia Wang, CEO	0	0
Executive Group	0	0
Non-Executive Group	5,250,000 (1)	3,000,000
Non-Executive Officer Employee Group	0	0

(1) Based on a price per share of the Company’s Class A Common Stock at the close of business on December 19, 2006 which was $1.75 per share.

In addition, the following table sets forth information regarding the aggregate options to purchase Class A Common Stock specifically to Mr. Peter Mak, Chief Financial Officer in connection with his Employment Contract and the Agreement, as described in the following section.

Peter Mak Employment Agreement
Name and Position	Dollar Value ($)	Number of Units
Li Xia Wang, CEO	0	0
Peter Mak, CFO	14,000,000 (1)	8,000,000
Executive Group	14,000,000 (1)	8,000,000
Non-Executive Group	0	0
Non-Executive Officer Employee Group	0	0

(1) Based on a price per share of the Company’s Class A Common Stock at the close of business on December 19, 2006 which was $1.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have a Compensation Committee of the Board. The Compensation Committee consists of Qi Xue, Feng Ju Chen and Zhi Yong Jiang. The Committee is charged with the responsibility of reviewing and approving executive officers' compensation. Compensation decisions during the fiscal year ended December 25, 2005 were made by all of the directors of the Committee. Each of the members of the Committee approved the Agreement by written consent. Each of the members of the Committee is independent and none have served as an officer or employee of the Company. None of the members of the Committee have any relationship with the Company or any of its officers of employees other than in connection with their role as a director. None of the members of the Committee have participated in any related party transactions with the Company since the beginning of the Company’s last fiscal year.

EMPLOYMENT CONTRACTS

We have an Employment Contract with Mr. Peter Mak, our Chief Financial Officer. Mr. Mak is entitled to an annual compensation of US$180,000 per year until December 31, 2008 and stock options to acquire 400,000 shares of Class A Common Stock at an exercise price of $1.00 per share and 600,000 shares of Class A Common Stock at an exercise price of $1.20 per share. In connection with his employment as Chief Financial Officer, Mr. Mak was granted stock options to acquire 2,000,000 shares of Class A Common Stock at an exercise price of $1.60 per share. Also in connection with his employment as Chief Financial Officer, Mr. Mak entered into the Agreement which entitled him to purchase up to 6,000,000 shares of Class A Common Stock at an exercise price of $1.82 per share.

COMPENSATION OF DIRECTORS

Directors receive no compensation for serving on the Board of Directors, but are reimbursed for any out-of-pocket expenses, if any, incurred in attending board meetings.

Approval of the Terms of the Agreement

The following terms of the Agreement were duly approved by the Company’s Board of Directors and the Majority Stockholder.

On December 13, 2006, the Board by written consent approved the terms of the Agreement between the Company and Peter Mak, its Chief Financial Officer, whereby the Company granted options to purchase 6,000,000 shares of our Class A Common Stock (the “Options”). On December 19, 2006, the Majority Stockholder approved the terms of the Agreement. The term of the Options is for a period of ten years. The Options granted under the Agreement are fully vested and immediately exercisable and under such conditions set forth in Exhibit A thereto. Any exercise of such options is contingent upon the effectiveness of the shareholder consent which shall occur no sooner than 20 days following the distribution of the Definitive Information Statement.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: New Dragon Asia Corp. Suite 2808, International Chamber of Commerce Tower Fuhua Three Road Shenzhen, PRC 518048, Attn: Peter Mak, or by contacting the Company via telephone at (86 755) 8831-2115. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where the Company’s reports, proxy and information statements and other information regarding the Company may be obtained free of charge.

By Order of the Board of Directors

December 22, 2006

APPENDIX A

NEW DRAGON ASIA CORP.

新龙亚洲股份有限公司

(Incorporated in Florida, USA with limited liability 成立于美国佛罗里达州之有限责任公司)

Minutes of a meeting of the Board of Directors of New Dragon Asia Corp. (the "Company") held at 10 North Huang Cheng Road, Long Kou, Shandong, PRC on 13 December 2006.

2006年12月13日上午于中国山东龙口市黄城北路10号召开之新龙亚洲股份有限公司（"本公司"）董事会会议纪要

PRESENT 出席：	Heng Jing LU	吕恒敬先生
	Li Xia WANG	王丽霞女士
	Ling WANG	王　玲女士
	De Lin YANG	杨德林先生
	Zhi Yong JIANG	姜志勇先生
	Qi XUE	薛　起先生
	Feng Ju CHEN	陈凤菊女士

1. **CHAIRMAN 主席**

Mr. Heng Jing LU was elected as the Chairman of the meeting("Meeting")

吕恒敬先生当选为本次会议之主席（"会议"）

2. **NOTICE AND QUORUM 通知及法定人数**

It was noted that due notice of the Meeting had been given to all Directors of the Company and that the necessary quorum for the meeting being present throughout the meeting.

本次会议之通知已给予公司所有董事，在整个会议中出席之人数皆达到法定人数。

3. **STOCK OPTION AGREEMENT AND OPTION GRANTED 授予麦建光先生认股权协议**

IT WAS RESOLVED THAT options to purchase 6,000,000 shares of Common Stock be granted to Peter Mak to recognize his contribution to the Company and to encourage him to take up additional M&A responsibilities. The options shall have a term of 10 years and are fully vested on the grant date – 13 December 2006. The exercise price of the option shall be USD1.82 (the closing price as of 13 December 2006).

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A-1

会议决议 为表扬麦建光先生对上市的贡献，及鼓励他承担更多的合并责任，授予他购买 6,000,000 公司普通股的股票期权。本股票期权是 10 年期限,从授予日（即 2006 年 12 月 13 日）起生效。认股权行使价为 2006 年 12 月 13 日的收盘价，即美元 1.82 元。

4. **CONCLUSION 会议结束**

There being no further business, the Chairman declared the Meeting closed.

本会议没有其他事项，主席宣布会议结束。

Heng Jing LU 吕恒敬
Chairman 主席

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A-1-1

APPENDIX B

WRITTEN CONSENT

OF THE HOLDER OF A MAJORITY OF

THE OUTSTANDING SHARES OF COMMON STOCK

OF NEW DRAGON ASIA CORP.

The undersigned, being the holder (the "Shareholder") of a majority of the outstanding shares of the Class A Common Stock (the "Common Stock") of New Dragon Asia Corp., a Florida corporation (the "Company"), does hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted and approved by the affirmative vote of all shares of Common Stock owned by the Shareholder at a duly convened meeting of the shareholders of the Company:

WHEREAS, the Board of Directors of the Company (the "Board") has reviewed and approved the Stock Option Agreement dated 13 December 2006 between the Company and Peter Mak regarding the grant of options for Peter Mak to purchase 6,000,000 shares of Common Stock as attached hereto as Exhibit A (the "Agreement");

NOW, THEREFORE, BE IT

RESOLVED, that, the undersigned hereby approves the entry by the Company into the Agreement and the grant of options to purchase 6,000,000 shares of Common Stock to Peter Mak at an exercise price of $1.82 per share with such changes therein and additions thereto as the officers of the Company executing the same may approve, such approval to be conclusively evidenced by the execution and delivery thereof;

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, as any such officer may deem necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and to fully effectuate the purposes and intents thereof, and that all actions taken by the officers of the Company to date, in connection with the foregoing resolutions or otherwise, are hereby in all respects confirmed, ratified and approved.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the 19 day of December, 2006.

New Dragon Asia Food Ltd.

By: ____________________
Name: Heng Jing Lu
Title: Director

B-1

EXHIBITS TO APPENDIX B

[ intentionally omitted ]

B-2

EXHIBIT A

OPTION AGREEMENT

Date of Grant: 13 December 2006

STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between New Dragon Asia Corp., a Florida Corporation (the "Company") and Mr. Peter Mak (the "Optionee") on 13 December 2006.

In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. **Grant of Option.** The Company hereby grants to Optionee, in the manner and subject to the conditions hereinfafter provided, the right, privilege and option to purchase (the "Option") an aggregate of 6,000,000 (six million) shares of the Company's Common Stock, with a par value of $0.0001 per share (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein.

2. **Term of Option.** Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be ten (10) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. **Exercise.**

3.1 **Manner of Exercise.** This Option may be exercised from time to time, in whole or in part, by presentation of a Notice to the Company at its principal office, which Notice must be duly executed by Optionee and accompanied by the Consideration. The Consideration may consist of (1) cash, (2) check, or (3) surrendered shares then issuable upon exercise of the Option having a fair market value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof.

Upon receipt and acceptance by the Company of such Notice accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

3.2 **Exercise Price.** The exercise price (the "Exercise Price") payable upon exercise of this Option shall be US$1.82 per Share.

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4. **<u>Exercise After Certain Events.</u>**

4.1 Termination of Employment, Directorship or Consultant Relationship. If for any reason other than permanent and total disability (as defined below) or death an Optionee ceases to be employed by, be a director of, or be a consultant to the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within 12 months after the date of such termination (but in no event after the expiration date of the Option).

4.2 Permanent Disability and Death. If an Optionee becomes permanently and totally disabled or dies while employed by the Company, or while acting as an officer, director or consultant of the Company, Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within 12 months after the disability or death (but in no event after the expiration date of the Option).

5. **<u>Restrictions on Transfer of Option.</u>** This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in Section 4.2 above. The Option and the Shares underlying the Option shall not be available for the debts or obligatons of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary or by operation of law through judgment, levy, attachement, garnishment, or other legal proceeding (including bankruptcy).

6. **<u>Adjustment for Changes in Capitalization.</u>** The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares,, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option maybe exercised and the exercise price at which this Option may be exercised will be made.

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7. **Notices.** All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

To the Optionee:

Peter Mak
Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen
CHINA
Tel: (86) 138 2368 0228

To the Company:

New Dragon Asia Corp.
Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen
CHINA
Tel: (86) 755 8831 2115
Fax: (86) 755 8831 2120

Copy to:

Mr. Matthew A. Kepke
Loeb & Loeb
345 Park Avenue
New York, NY 10154-0037
Tel: (212) 407 4833
Fax: (212) 202 5138

8. **Applicable Law.** This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of Florida.

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2006-12-14 17:05 SHANDONGLONGFENGZHENGQUANBU P.1

9. **Binding Effect.** This Agreement shall inure to the benefit of, and be biding upon, the parties hereto and their respective heirs, executors, and successors.

10. **Counterparts.** This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been executed as of 13 December 2006 at Shenzhen, China.

THE COMPANY:

NEW DRAGON ASIA CORP.

By: ______________________
Heng Jing Lu
Chairman

THE OPTIONEE:

____
Peter Mak

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